UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 17, 2005

Platinum Underwriters Holdings, Ltd.
__________________________________________
(Exact name of registrant as specified in its charter)

Bermuda	001-31341	98-0416483
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

The Belvedere Building, 69 Pitts Bay Road, Pembroke, Bermuda		HM 08
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(441) 295-7195

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01. Entry into a Material Definitive Agreement.

On May 17, 2005, Platinum Re (UK) Limited ("Platinum UK"), an indirect wholly-owned subsidiary of Platinum Underwriters Holdings, Ltd. ("Platinum Holdings"), and Platinum Underwriters Reinsurance, Inc. ("Platinum US"), an indirect wholly-owned subsidiary of Platinum Holdings, entered into an Excess of Loss Retrocession Agreement (the "Excess of Loss Agreement"), a copy of which agreement is furnished herewith as Exhibit 10.1. Under the agreement Platinum US will provide retrocessional reinsurance of Platinum UK's property losses in Europe and Japan for the period April 1, 2005 through March 31, 2006, subject to a $60 million retention by Platinum UK and a limit of liability to Platinum US of $50 million per occurrence and $100 million in the aggregate for all occurrences.

On May 17, 2005, Platinum Underwriters Bermuda, Ltd. ("Platinum Bermuda"), a wholly owned subsidiary of Platinum Holdings, and Platinum US entered into an addendum to their Quota Share Retrocession Agreement dated as of January 1, 2004 (the "Quota Share Agreement"), a copy of which addendum is furnished herewith as Exhibit 10.2. The addendum excludes from the Quota Share Agreement property losses ceded to Platinum US under the Excess of Loss Agreement.

Item 9.01. Financial Statements and Exhibits.

Exhibit 10.1 Excess of Loss Retrocession Agreement between Platinum Re (UK) Limited and Platinum Underwriters Reinsurance, Inc. effective as of April 1, 2005.
Exhibit 10.2 Addendum No. 2 to the Quota Share Retrocession Agreement dated as of January 1, 2004 between Platinum Underwriters Bermuda, Ltd. and Platinum Underwriters Reinsurance, Inc., effective as of April 1, 2005.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Platinum Underwriters Holdings, Ltd.

May 17, 2005	By:	Michael E. Lombardozzi

Name: Michael E. Lombardozzi
Title: Executive Vice President, General Counsel and Secretary

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Exhibit Index

Exhibit No.	Description

10.1	Excess of Loss Retrocession Agreement between Platinum Re (UK) Limited and Platinum Underwriters Reinsurance, Inc. effective as of April 1, 2005.
10.2	Addendum No. 2 to the Quota Share Retrocession Agreement dated as of January 1, 2004 between Platinum Underwriters Bermuda, Ltd. and Platinum Underwriters Reinsurance, Inc. effective as of April 1, 2005